Exhibit 99.1

Highland Distressed Opportunities, Inc.

HIGHLAND FUNDS
managed by Highland Capital Management, L.P.

September 30, 2008

NYSE Symbol - HCD | CUSIP - 430067108

Investment Objective

The investment objective of Highland Distressed Opportunities, Inc. (the "Company," "we," "us," and "our") is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.

Industry of Top Holdings*

Broadcasting Company	14.2%
Healthcare Company	8.4%
Healthcare Company	5.6%
Food/Tobacco Company	4.3%
Gaming/Leisure Company	4.1%

Portfolio Allocation*



Senior Subordinated 15.0%
Senior Unsecured 12.6%
Trade Claim 0.7%
Equity 12.3%
2nd Lien 10.2%
1st Lien 49.2%

Distributions *(Declared or Paid)*

Total Distributions paid during 2007	$0.7875
1st Quarter 2008, paid March 31, 2008	$0.2625
2nd Quarter 2008, paid June 30, 2008	$0.2625
3rd Quarter 2008, paid September 30, 2008	$0.1500

Industry Breakdown*



Consumer Non-Durables 1.6%
Wireless Communications 0.1%
Information Technology 4.3%
Broadcasting 14.4%
Utility 2.0%
Service 6.9%
Aerospace 2.8%
Diversified Media 4.6%
Cable 2.3%
Energy 4.9%
Retail 1.4%
Financial 4.3%
Transportation 1.5%
Housing 7.7%
Food/Tobacco 6.0%
Forest Products/Containers 0.1%
Healthcare 25.5%
Gaming/Leisure 9.6%

**Calculated as a percentage of total investments, exclusive of cash and cash equivalents. As of September 30, 2008.*

The information herein has been prepared by the Investment Adviser, is based upon unaudited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change.

Risks

Before investing in shares of the Company's common stock, you should carefully consider the investment objective, risks, charges and expenses of the Company. You should be aware of various risks, including those described in the Company's prospectus, our annual report on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the Securities and Exchange Commission ("SEC") and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. The risks set out in the Company's prospectus and enumerated in our filings with the SEC are not the only risks we face. If any of the events listed occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements.

Investment Adviser

Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. ("Highland" or the "Investment Adviser"). Founded in 1993, Highland is an investment adviser registered with the SEC that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., has over $37 billion in assets under management, as of June 30, 2008.

Portfolio Managers

Patrick Daugherty

- Over 15 years of experience
- Partner at Highland
- BBA in Finance, University of Texas; JD, University of Houston

Brad Borud

- Over 14 years of experience
- Partner & Chief Investment Officer of Retail Products at Highland
- BS, Indiana University

Greg Stuecheli, CFA

- Over 8 years of experience
- Partner & Senior Portfolio Manager of Retail Products at Highland
- BS, Rensselaer Polytechnic Institute; MBA, Southern Methodist University

Company Facts

Initial Public Offering ("IPO")	2/27/2007
Structure	Business Development Company

Portfolio Characteristics

Number of Issuers	46
Number of Facilities	69
Gross Yield[1]	6.8%
Weighted Average Cost (Debt Investments)	85.3
Asset Coverage	338.3%
Common Shares Outstanding	17,716,771
NAV Range[2]	$6.52 - $7.07
Market Price Range[2]	$2.97 - $5.18

(1) Yields are computed assuming a fully settled portfolio; exclusive of cash and cash equivalents; using interest rates as of the report date and include amortization of senior loan discount points, original issue discount and market premium or discount; weighted by their respective costs when averaged.

(2) During the month ended September 30, 2008.

Not FDIC Insured	May Lose Value No Bank Guarantee

www.HighlandHCD.com